EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Met-Pro Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Met-Pro Corporation 2005 Equity Incentive Plan of our report dated February 25, 2005 with respect to the consolidated financial statements of Met-Pro Corporation included in its Annual Report on Form 10-K for the year ended January 31, 2005 filed with the Securities and Exchange Commission.

/s/ Margolis & Company P.C.
Certified Public Accountants

Bala Cynwyd, PA
June 8, 2005